UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 1, 2003

Date of Report (Date of earliest event reported)

KOPPERS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-12716	25-1588399
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(Address of principal executive offices)

(412) 227-2001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 9, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

On October 1, 2003, we issued a press release announcing that we had completed our offer of $320.0 million of Senior Secured Notes due 2013 in a private placement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 1, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2003

KOPPERS INC.

By:	/S/ STEVEN R. LACY
Steven R. Lacy